EXHIBIT 21

                   Emerson Radio Corp. and Subsidiaries
                           Exhibit to Form 10-K
                     Subsidiaries of the Registrant


Name of Subsidiary              Jurisdiction of         Percentage of
                                Incorporation           Ownership

Emerson Radio (Hong Kong) Ltd.    Hong Kong                 100%*
Emerson Radio International Ltd.  British Virgin Islands    100%
Emerson Radio Canada Ltd.         Canada                    100%

*  One share is owned by a resident director pursuant to local law.

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